LEASE BETWEEN ALIBRANDI REALTY ASSOCIATES, LLC AND TECOGEN INC FOR SPACE AT 76 TREBLE COVE ROAD, BUILDING 1, NORTH BILLERICA, MA Table of Contents EEA her on I ccnassenowinnntesesninestii bic XSRARSIASEC ion oreenremensonereneesoensoinere geg n eresermttnatsemns sarnsb nmwerees 4 REFERENCE DAT Ais wsssassssusiaisssntsiisassanscntannnsnsemrsnsrarnvacnncesnnteses ante geervessierenersh te uacene me gurensres = 1.1 SUBJECTS REFERRED TO3?. cece cccesseeseeseescescesseseecenseeseesseseeeseesessseasessesseees ~ LZ EET SS wna mnnnnnennonncnnnneanvensnensnemeseuye eves us hi ep ins tr EeRreS vieRRHe SNeNa UNURBESSORNSARARUANUEEXD 6 BRET LE. Uy nnneanncnenennenenonecennenncnennseneone9 ite yA Wh WISEWS HSI YRS HMA FORA UA EHS =RRASIE REAM 6 PREMISES AID TERING ree cccrnenew renner eanwenxsx causes sh ks UI ERK ARESNSGER RSA ERC RANT 6 Bek PER EIT ED secreaxsyscrsanezsenceswsvre snus nis ARG hie RH ESS SANE aptamer omecanneonannenemne 6 Bee LEM peernessevmexnmecrsnemncerncnesnesameansmainsaionans ease ni ennstc a maT S nia nan ommnemennmnrm eeco emese 7 PRPC TO eccnasennenrcn rt aA OES EAE EERE Fh Shonen nemreninn eee 7 CONS TRUIC TION iecanscacasssensxaxscawonsan sonsnsscasaisniacnnnncnnsensoannnsonesuneccanennenennensaenseewoveya nensaay ts 7 3.1 INITIAL CONSTRUCTION ....o cee ecceseeesccneeescessesseeeseeeseeeseessesseeeseeeeeenees 7 3.2 PREPARATION OF PREMISES FOR OCCUPANCY .......cccesesssesseseeeeeeeeeeceeeeeee 8 3.3. GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION ......0 eee 9 3.4 REPRESENTATIVES ..00... ccc ceceeseceeceeceeeeesceeessceecesscecsceeneeseecseeeeeeseeeeeeeeeeeeeenees 5 PRT Onecare eset 09 BA SPH EINES TNF ENE SSP EES SON SEI PISS SN SN CAE HOCH 9 FREINE ecersceees rerreneeees s sragemmers + resmmanenes 11 samsaanuens sanmennensmnas EEsimenimEns saRaEENIEES B255K000 9 Fel, ERASE REIN | sesewesscexweexemeecormmscnnusnaxarnseses css 10:0 00k wasn tS SESSA ABAD NAGAR Rioibamianamen 9 4.2. ADDITIONAL RENT - OPERATING EXPENSES AND REAL ESTATE "TAIE B vsexcunscannnnnnssnasnswsnssnsntste ck ais tia Wa RASWRNS SASARURAAISTNAAD da She oanorenanan emanon sonaunnenansensoenanevav remes 10 AS PACYIVIEINT S sccsssssnssnsacesaxasnasnasss anthicacanesarnnnrenronnsancosnanansenensunscennnencaneunecnacenscnenansesen 12 PTE, V scacasssinasiinasisdinnnnnnennnnenanssnnesanesnanacnanncamesanannrmnirwiaren ery vit ffl es EVN MERE 12 LANDLORD'S COVENANTS .....ccecccescsceseeeeceseeesceseeescesseeseseseeeseeeescenseseseesseersesseeees 12 5.1 LANDLORD'S COVENANTS DURING THE TERM. ...0.....eeeeeceeeeeeeeeeeceeeeeeeeee fm Sw Boiling: Ber CGS cecccny cen zecensceeruees mammeeemenes cere comurememaREREETERNCAE 12 5.1.2 Additional Buildine Services jccracs:ssarcosnsaeneanonemenssacerssuncarusamennimnannous 4 Dod ed RSPR serceneasennvsnsansenecnneasxsanmnrsensinnssessnwisVSTERARCONSARD AANA IAIN SDSS Sen badaaniimnmemnmancons 12 Sok Conlet Baa ery ett = scenscsasuncaannavencunnnpesusisnsiscusxawe sSsunehsAanWeKin TAAMObAbeOeAsbaRaNA bdanonnbonnnnnmne 12 SVLS Landlord's TS Wtatt cercccncsvsssanavasmnvssnssessaiiseash sa Rein ie aianebe ts ce Saa is aasanbssencenatonanennnee 12 Dee UNTRERRUIPTIONSS ssosscstts sasscse canssiisascnnononnnnenarnneenareneconeensnnnsneenasravereocneowseneenneenvened 13 5.3. ENVIRONMENTAL CONDITIONS... eeesceseeesceseeeceessessceseeeseeeseseseeeseeees 13 ARTICLE V1... eee cescsscsssesscessceseesscssscsesssccssesnsessasssessaeessecssssssesssesssessseeseseseseseeseeeees 14 TENANT'S COVENANT S q.....sseownsssrseesnevsuensnsn suscneennnnsensneeunen senses mse yes un ena ents uni OUeNn Na 14 6.1 TENANT'S COVENANTS DURING THE TERM ccsccssssssnsssnsecsonssansssassnssovscansens 14 OL Teel Pets a ceecesrscomneesmenercennneenensmennnnmn som ensann tcciestnce SSE WARNAR TANCE EOE 14 GL. Reprraners eae YOO cece cee ceceeeasseccacs st a sa CN Ch SURAT SER 14

6.1.3 Occupancy and Use... ececesesssesssesesesesescsesssescscscscscscscscscscscscecseseseseaesssssececavacseee 15 6.1.4 Rules and Regulations..........ececcccccssssscsesesesesescssscssseveeceseeeecatacseacaeatacatatasacseseseees 15 GALS Balety Appl ances sxccesnsssssecscasxthadeannna-naneeeaesvevesennesvensnwopesaunsusvansasicssiets atnsinshd ina asasece 15 6.1.6 Assignment and Subletting ......... ee ccccesesseseeesesesscscscsscsssscscsecsesecscseeecccaceeeneess 15 Gel.T TGC EY csinsisn ss csncnsoecenenennsweneeemnrrvoeve r er ses nsunenpuaas suns NANSSBSERENSGANSSENSAES SAdKScasanneneenen LZ 6.1.8 Tenant's Liability Insurance... ccececssessescsscssescsscssesssscsscscessesceccceaceaceaeeaceneece 17 6.1.9 Tenant's Workmen's Compensation Insurance ..............ccccccscsessesscsscsseescesceseeeceeeees 18 6.1.10 Landlord's Right of Entry ......e.c ce cccccsccsccsesscssessesssessessesscsscsscssccsccsecsecseesaceaceaceenees 18 G.L.11 Loading oo. eteeseeseseeseecessesecescescceseesscsessesscsessesscscssesesscsscsecseracsecsececeasees 18 61, IY Sher cecees esormyerene em eeanssanmes RRO Shs thin recewemercemnomeneuroummaareerpeneees 18 GALT Demitlg PUI erceerxaeceeeneseaeneresccemcesn manent Act ist r neoronecnreemmeconeensenepees 19 6.1.14 Labor and Materialmen's Liens... ccecceccecssssseseeseescessessessceseeseeseeseesseeseesseseceeees 19 6.1.15 Changes or Additions... eeeeeeesseesessesseecesseeseeseeseeseescessessessesseeseeaeessessesseesseseees 19 BT], GEOL 9 i ras cccsacaseennstsa 658hi0d dnbnnnnomennnncm nnn amamanmenon enn ntten cons y eevee Ce nese Sts Sx se 19 6.1.17 Operations by Temant ......... eee eeceecessessesseseessessesceceeceeseeseescesceeeesecsesseeseseesseeneess 20 6.1.18 Signs and Advertising 0.0... csesseceeceseneesessencecesseseeseceseeseseeacesseseeceeeeeeseeaseneeneees 21 6.1.19 Hazardous Materials 0.00.0... cscccscsssesssessesseesteesecescessceseesseeesesseceseesacessecseceeeeseeeseeees 21 GD Z0) CPCCA FLOSS ne wey xp szcaeymes emu vx NES RIRAM ESR ROR OC 23 Fe, YE saresserescesemnntcmsncemy ncn ax wen EASES SSRIS RARER IASI SE SER Atcha Sadspnrnnnen 23 CABUALT Y ANID TAKING censensnussacencscsscsctinsssinhaktsistexaenask dan e iAAtiiia talib inihicinnmmemenemenneannn 23 Talk « GABUALTY AND TAR ING sicccusessnsnessascsuoneasasisiash.sisnkassnsasinsanstkesoanneerennnmenncenenenn 23 7.2 RESERVATION OF AWARD... eceeessseeseseseceeceeeeescecsceeceeceesceceeeeneecseeeeeeeeees 24 ARTICLE VILL 0... eeeeescssccsscesecssceenceseecccesecsseeeseeseesaceaeeeseeeneseeeeseecseeeeeseeeeseeeaeeeeeeeeeeeeeees 24 RIGHTS OF MORTGAGEES .......ccccecessscssceseeesessceeseesceescceneeceeseececeeeesceeeeeaeeeseeseeeeneees 24 8.1 PRIORITY OF LEASE... eee ceesceecesseeeeseseceecesceescesseeeececeeseeeseeeseeeeeeeeeeeeeees 24 8.2. LIMITATION ON MORTGAGEE'S LIABILITY «0.0... eeeeeeeecceeeeeeeeceeeeeeeeeees 24 8.3. MORTGAGEE'S ELECTION ....0....ececceceesssesseeecesceecseeceeseeccceeceeeeseceesceeaeeeeeeeeeeees 25 8.4 NO PREPAYMENT OR MODIFICATION, ETC... eeeseeeeceeeeseceeeeeeeeeseeees 25 $5 NO RECEASE OR TERMINATION sccscssxsscasnnevawsnsniacanssscasxiencnasanesaenanssianisn suns 2s S65 9 CONTINUING CPP cxnnusaewnnccsnenasnanunnasncsnenen niesuni nwa cineca SAARI ARIS SAAS Si 26 BF MORTGAGEE 'S APPROVAL sisscsecsie ssussasauvenss scscin is sasescataiesnncnsannecasnsiasasnsanansivas 26 8.8 SUBMITTAL OF FINANCIAL STATEMENT ...........ceccecccecceseceeeeeeeeneeeeceeeenee 26 ARTICLE IX... eeececcccescessceeceesceencesceescecccescecseccecseeceseceeseeeeeescesseesseeseceeeseseeeseeesesesseseees 26 DEFAULT .00...eeecsccessesscesscesceeseeeccescesscescecseececseenscseeesseeeseeseesseeseeeeeeseesseeeaeeseeeseeeseeeseeeneees 26 9.1 EVENTS OF DEFAULT 2.00... cccccecseesssessessceeceesceeneececscesaceeseeeeeeeeeeeeneeeseeneees 26 9.2 TENANT'S OBLIGATIONS AFTER TERMINATION ....0.......cccsceeeeeeseeeeeeeeeees 27 Eo essen cise 9 RR ESTE BSc is OSE MHDS 28 MISCELLANEOUS, ccccxsmaesnesenansseesexaworossinanseswsaninsts anata 00 0exkthaiesanas WUCRLERCUNGSON MEMES NSO 28 VS CEG secs cessexnccsenescxcsrenenceny ne e ns ae BEAR ADS SESS ANE CRRA 28 102 NOTICE OF LEASE: ccssscunse.asncsuss snansen nnsaannsncadieidiasnansthindansiatad dtnsninsintehasentaiinsansiunwenn 29 10.3 NOTICE FROM ONE PARTY TO THE OTHER... eeeesesceseeseeeeeeseeseeseeeeeeee 29 10.4 BIND AND INURE: LIMITATION OF LANDLORD’S LIABILITY..........0..... 29 10.5 NO SURRENDER ........cceceseeseessesscesceesceseescceseeceeseeeaeeeceesceceeeeaceceeseeeseesseeesaensees 29 10.6 NO WAIVER, ETC. 0.00... ceccesscecesceesceeneescececeeeseceeneeseeeseeeseceseseesseeeseseseeesssesees 29 10.7 NO ACCORD AND SATISFACTION . 0.0... eeeecsesscsseessssseesscesssssscsssseeesesseeeees 30 10.8 CUOIMULAT TY ©, REMEDIES ecasnnanenasavanaanawswnv d xsai1ivaisete estes He Seevnces be ves SCE ASAIN RIR 30

10.10 LANDLORD'S RIGHT TO CURE ..... eee ceessesseseeseeseeeeceeeeseescenceeeeseseseeeeeeneees 30 10.11 ESTOPPEL CERTIFICATE ...00.. cece cesesesesecescescesceeccecseeeeceeseeeseeeeeeeeeeeeeeenees 31 10.13 BROKERAGE 0... ccc cscesscssessescssesscsccsecsessessesseeesesaeeseessescseeseaseaeeaceaeeeseeaeeseenees 31 LOLTA COON BTID ETA ya cmsennce oversee eget 9689S SREP PSTN TORS NESE GSB RERS EST 31 10.15 INDEPENDENT COVENANT Buccs: cxcesmseonereenetaanencenssssesaaXeewxs nus SMbeAniaRARMR R OES 31 L616 ENTIRE AGRE BIEN 1. crascersenassxmmes ener ie: vencenenseuanense ssyhEsensaAsenNRCLAUSUNESS LENS Ed POAT PURE UT RA TION sence cnrunesrasrsn sconssaesecvasessrnsxsstesaine i SAoURAET AS 65ANISSSI SSSTRER AUREUS ain 32 PERICLES cccanaesancnncnsannanvnvnsse assume si ansuniakwckaa cies disistindh 2208404 SAdnhnnenthnanomenenonsenensencoannacemens 32 Re RY DEPOSIT civscsenconcasacanneneswnsennennca scancwes ansecsnss ensiass oncsndanannacnannensewsounso so aneneneece a2 EXERT A snsencssvonnenaasaassnassaasvsansnsvnsansccnasine co snunine stdshtinssindasthced onncnsen onre aeensononennonennccoeces 34 LEASEHOLD IMPROVEMENTS. ..........ccescssesessssessesssessceseessessesesscsssesseesessseseseseseoeseoes 34 EXHIBIT "BM oon eee eceeeceseceseeesscesscessseesseesssessseesssessseecsseecseecssesesseseseesssseessseeseeseseees a3 COMPLETE PLANS ...... cee ceccecccsecessesscesesscesecssccsesssesseeesscssssseseseessssseseseesesesesesssesseeseees 35 To be provided by Apri 1 roe pcerecevsnseavexerssenne aereernramameneemeneens 35 BUILDING SERVICES worse scnernemenrc nen nner ean AEROS CEE 36 ee OD” eossencacerssexenn eremenereneene ne nsene ne esnesneneey ans wun N ORAS NNNT EA SERESEENUAEEIS SAIS RUNOUTCSRAAIDSTTSON 38 RULES AND REGULATIONS sxscennsecssnsnasscnssnsnsnssnanansxoussnannnarasasncuananaranscnnsnnnenumeencia 38 Cee Ee sncaxnscnseneicanusnsicensninnseaiWickaiunenie SAE MS NESUGRA.UARERWASD SAIKTNG Sh ANA Ah ABAD Na Mads NasCaae asinins 40 HSTOPPEL, GER TIRTC AC Rasnccsssamsaxssnsnncnss cnancus ss sicsien Gahan saseainnaddnbaiadatanianteannanoraensaraneses 40 Here OE exsacn sasiseass snsktun te sRRcsah sa NEbire diSKbSAnchannsndnonanneannwesnnaaznasenseannnenaecaneneancernn sKoemneeenene ® 42 ADDITIONAL PROVISIONS ...... cece eeeeeseeeseeesseesseesssscessssssessseesesecesseeeseecssesessesenseees 42 EE Fe overeenoreseoneeererennener ey mere nniane SERENE MDES ara ERRETE KEELER CEERI ERENT OTC 43 OP TION TO EXC BND.......ncvcssenveveoverwvienis09 net h sxee rs geees WASH SESESIENS SID POOL OLAS ASSERTS 43

ARTICLE I REFERENCE DATA SUBJECTS REFERRED TO: Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1. LANDLORD: LANDLORD’S ADDRESS: LANDLORD'S REPRESENTATIVE: TENANT: TENANT'S ADDRESS: TENANT'S REPRESENTATIVE: BUILDING/UNIT: TENANT’S PROPORTIONATE SHARE: TENANT’S DESIGN COMPLETION DATE: LEASE COMMENCEMENT DATE: EXPENSE REIMBURSEMENT: TERM EXPIRATION DATE: Alibrandi Realty Associates, LLC 70 Treble Cove Road North Billerica, Massachusetts Nancy Alibrandi Tecogen Inc. 45 First Ave, Waltham, MA 02451 Joseph E. Gehret Building 1 76 Treble Cove Road Billerica, MA consisting of 14,412 RSF Twenty-Five and One Half Percent (25.5%) April 1, 2023 January 1, 2024 In order to hold the Premises for Tenant until the Lease Commencement Date, Tenant agrees to pay Landlord $3,760 on December 1, 2023 December 31, 2028

TERM: Sixty (60) Months from the Lease Commencement Date

and if elected,
Two successive options to renew for additional terms of Five (5) years

BASE RENT:

1/1/24 - 12/31/24	$11.75 RSF	$169,341 Annually	$14,111.75 Monthly
1/1/25 - 12/31/25	$12.00 RSF	$172,944 Annually	$14,412.00 Monthly
1/1/26 - 12/31/26	$12.25 RSF	$176,547 Annually	$14,712.25 Monthly
1/1/27 - 12/31/27	$12.50 RSF	$180,150 Annually	$15,012.50 Monthly
1/1/28 - 12/31/28	$12.75 RSF	$183,753 Annually	$15,312.75 Monthly

BASE RENT FOR RENEWAL TERMS: As set forth on Exhibit G

ESTIMATED OPERATING EXPENSES: $0.90 RSF*

ESTIMATED REAL ESTATE TAXES: $2.23 RSF*

ANNUAL HVAC PREVENTATIVE MAINTENANCE: $1,978*

* Amounts subject to change based on actual costs assessed

SECURITY DEPOSIT: $20,700.00

REAL ESTATE BROKER(S): Collier International New England & Cresa Partners Boston, Inc

UTILITIES: Tenant is responsible for paying its own utilities in addition to Annual Rent, to the extent separately metered and in accordance with the provisions set forth in Exhibit C attached hereto.

PERMITTED USES: Commercial office use, storage and light manufacturing and other ancillary uses in compliance with zoning for the Premises, and the terms, covenants and conditions contained herein.

SPECIAL PROVISIONS: See Exhibit F attached hereto and made part hereof (if applicable)

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1.2 EXHIBITS The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease: EXHIBIT A Leasehold Improvements EXHIBIT B Complete Plans EXHIBIT C Building Services EXHIBITD Rules and Regulations EXHIBITE Estoppel Certificate EXHIBIT F Additional Provisions — Restoration of Premises EXHIBIT G Option to Extend ARTICLE II PREMISES AND TERM 21 PREMISES Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common with other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the “Premises." Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which it is given notice: (a) the common facilities included in the Building or on the parcel of land on which the Building is located (the “Lot”) and the total of three individual parcels of land which together form the Park (the “Park’’) to the extent from time to time designated by Landlord; and (b) the building service fixtures and equipment serving the Premises. Tenant and its employees and invitees shall have the right to use up to Thirty-Four (34) parking spaces on a “non- exclusive, first-come, first-served basis” to be used by all tenants in the Building, for which there shall not be an additional charge to Tenant. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better, and provided that any such changes do not diminish Tenant’s ability to use or access the Premises or the Building or increase any cost to Tenant.

2.2 TERM

To have and to hold for a period (the "Term") commencing on Lease Commencement Date and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article 9. The Term may be extended at Tenant's option as set forth in Exhibit G.

ARTICLE III

CONSTRUCTION

3.1 INITIAL CONSTRUCTION

Tenant shall, on or before Tenant's Design Completion Date, provide to Landlord for approval "Complete Plans" which shall consist of:

> Complete sets of construction drawings and specifications prepared at Tenant's expense by an architect and engineer approved by Landlord and Landlord's engineer, including but not limited to:

A. Equipment Layout Plans
B. Dimensioned Partition Plans
C. Electrical and Data Outlet Plans
D. Reflected Ceiling Plan (if required as part of leasehold improvements)
E. Door, Frame and Hardware Schedule (if required as part of leasehold improvements)
F. Room Finish Schedule including wall finish and colors, carpet, base and floor tile colors and types, as applicable
G. Electrical and Mechanical (Plumbing, Fire Sprinkler and HVAC) Engineered Plans
H. All necessary construction details and specifications necessary to properly complete the work.

Landlord shall approve or provide specific comments regarding Tenant's proposed Complete Plans within thirty (30) days after submission of such plans to Landlord by Tenant. If the Complete Plans are not delivered to Landlord within thirty (30) days after Tenant's Design Completion Date, Landlord may terminate this Lease, and if Landlord does not approve or provide specific comments on the Complete Plans within thirty (30) days after Tenant submits such plans to Landlord, Tenant may terminate this Lease. Landlord and Tenant shall initial the Complete Plans when the same have been approved by Landlord.

All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations. Except for installation of furnishings and trade fixtures and the

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installation of telephone outlets which must be performed by the local telephone company at Tenant's direction and expense, all work described in the Complete Plans (the "Leasehold Improvements") shall be performed by a licensed general contractor. Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance, or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. All changes and additions shall be part of the Building, except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election. 3.2 PREPARATION OF PREMISES FOR OCCUPANCY If Landlord is obligated to perform construction work pursuant to Exhibit A, Landlord agrees to use reasonable efforts to have completed Landlord’s work within thirty (30) days following the Lease Commencement, which shall, however, be extended for a period equal to that of any delays due to restrictive governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord’s reasonable control including Events of Force Majeure, as defined in Section 10.12 herein. The Premises shall be deemed ready for occupancy on the earlier of: (a) the date on which the Tenant occupies all or any part of the Premises (including the period and for the purposes described in the following paragraph); or (b) the Tenant may occupy on the date on which the Leasehold Improvements, as specified in Exhibit A and in the Complete Plans as specified in Exhibit B, are substantially complete and ready for occupancy as certified by the architect of record, and receipt of certificate of occupancy, with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses; provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 3.1 of this Lease, then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date. In the event of Tenant's failure to comply with the provision of Section 3.1 of this Lease to submit information or to deliver construction drawings and specifications which meet Landlord's reasonable approval, Landlord may, at Landlord's option, exercisable by notice to Tenant, terminate this Lease on the date specified in said notice to Tenant, and upon such termination Landlord shall have all the rights provided in event of Tenant's default in Article [IX of this Lease.

3.33. GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and the requirements of all insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give written notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall, in either case, have given written notice to Landlord prior to such commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements. 3.4 REPRESENTATIVES Each party authorizes the other to rely in connection with their respective rights and obligations under this Article II] upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying. ARTICLE IV RENT 41 BASE RENT During the Term of this Lease Tenant agrees to pay rent to Landlord, without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), Base Rent equal to 1/12th of the Annual Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion in advance. The Base Rent during the Term of this Lease is set forth in Section 1.1 hereof. The Base Rent for any extended Term is set forth on Exhibit G attached hereto.

4.2. ADDITIONAL RENT - OPERATING EXPENSES AND REAL ESTATE TAXES Tenant shall pay to Landlord, as Additional Rent, the sum of the Operating Expenses and Real Estate Taxes, as defined below, for the Premises during any calendar year falling entirely or partly within the Lease Term, multiplied by Tenant’s Proportionate Share. Ifa calendar year to which this Section 4.2 applies falls only partly within the Lease Term, then Tenant’s liability for Operating Expenses and Real Estate Taxes, as defined below, in that calendar year shall be prorated accordingly. Landlord shall notify Tenant at the beginning of each calendar year of Landlord’s estimate of the amount of Real Estate Taxes that Landlord likely will incur for the Building during the coming calendar year, and Landlord shall advise Tenant of the amount of its Estimated Payments (as defined below) for the coming calendar year. In the event of excessive snow removal costs incurred, Landlord may impose a Snow Removal Assessment on Operating Expenses for which Landlord shall provide documentation invoices paid and payment of assessment shall be on a pro rata basis. Tenant shall pay to Landlord, as Additional Rent, an amount equal to 1/12th of Tenant’s Proportionate Share of the Estimated Operating Expenses and Real Estate Taxes (collectively, the “Estimated Payments”), Tenant shall make its Estimated Payments on or before the first day of each calendar month. Tenant shall pay the amount of the Estimated Payments based upon Landlord’s reasonable determination of the Estimated Operating Expenses and Real Estate Taxes for the applicable calendar year, as such may be adjusted by Landlord from time to time to reflect actual costs for such items. Landlord shall not adjust the amount of estimated payments more than three times per year, excluding any adjustments made effective January 1 of any calendar year. The term “Operating Expenses” means all costs and expenses incurred by Landiord in operating, maintaining, servicing, insuring and repairing the Building, and the surface parking lots and other exterior appurtenances, including but not limited to the following: assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year; premiums for insurance; compensation and all fringe benefits, workmen's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); the cost of providing reasonable amenities to the Building; and all other reasonable and necessary expenses paid -10-

in connection with the operation, cleaning, maintenance, and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the annual costs thereof as reasonably amortized by Landlord over the useful life of the item so installed in accordance with generally accepted accounting principles shall be included in Landlord's Operating Costs, The term "Real Estate Taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: there shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise, or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rent, then any and all of such taxes, assessments, levies or charges to the extent so measured or based, shall be deemed to be included within the term "Real Estate Taxes." If the Lot shall not be separately assessed for Tax purposes, Landlord shail allocate the real estate taxes attributable to the Lot on a per square foot basis. Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's reasonable estimate of the amount owing from Tenant for the period during the Term of this Lease. Notwithstanding Tenant’s making of Estimated Payments to Landlord, in the event the actual Operating Expenses and Real Estate Taxes, as determined by Landlord, exceed the Estimated Operating Expenses and Real Estate Taxes paid by Tenant for such year, then Tenant shall be obligated to reimburse Landlord within 30 days following a receipt by Tenant of a statement from Landlord to that effect, for the difference between the Estimated Payments made by Tenant during such year and the sum of the actual Operating Expenses and actual Real Estate taxes for such year, multiplied by Tenant’s Proportionate Share. If the cost of snow removal during any season exceeds the average cost of snow removal during the preceding years, such excess will be treated as Additional Rent. Landlord will invoice Tenant for Tenant’s Proportionate Share of such excess snow removal cost and Tenant shall pay such amount within thirty (30) days of its receipt of the invoice. wf «

43 PAYMENTS All payments of Base Rent and Additional Rent shall be made to Landlord, or to such other person as Landlord may from time to time designate. If any installment of Base Rent or Additional Rent is paid more than seven (7) days after the due date thereof, a late charge of $100 shall be charged to Tenant, and shall be immediately due and payable as further Additional Rent. Tenant hereby agrees to pay Base Rent and Additional Rent to Landlord without offset or deduction via electronic transfer of funds. ARTICLE V LANDLORD'S COVENANTS 5.1 LANDLORD'S COVENANTS DURING THE TERM Landlord covenants during the Term: Saal 5.1.2 5.1.4 Sele Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit C. Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant. Repairs - Except as otherwise provided in Article VIL, to make such repairs to the roof, exterior walls, floor slabs, and exterior common facilities of the Building as may be necessary to keep them in serviceable condition. Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however, to all the terms and provisions hereof. Landlord’s Insurance - During the Term, Landlord shall secure and carry a policy of insurance covering the Building and the Lot for direct risk of physical loss, on an occurrence basis, in an amount equal to the actual replacement cost of the Building (including the Premises but excluding Tenant’s Leasehold Improvements and Tenant’s Property), including the value of all additions, alterations, -12-

replacements and repairs thereto made by Landlord, as well as machinery, equipment and their systems forming a part thereof, or in such greater amount as shall be required to prevent Landlord or Tenant or other tenants of the Building from becoming co-insurers within the terms of the applicable policies. The phrase “actual replacement cost” shall mean the actual replacement cost (excluding cost of excavations, foundations, and footings) without diminution of such cost for depreciation. 5.2. INTERRUPTIONS Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or improvements. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, Landlord reserves the right to stop any service or utility system when necessary, by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Except as set forth herein and in Article VII, the foregoing rights shall be Tenant’s sole remedy at law or in equity for the interruptions described in this Section 5.2. 5.3 ENVIRONMENTAL CONDITIONS Landlord represents and warrants that to the best of its knowledge after due inquiry, the Premises, the Building and the Lot are presently free of asbestos, toxic waste, underground storage tanks, and Hazardous Materials, as defined in Section 6.1.19 hereof, in amounts exceeding legally established maximum thresholds. Landlord shall indemnify and hold harmless Tenant, its directors, officers, partners, and any of its employees against all costs incurred (including without limitation amounts paid pursuant to penalties, fines and/or orders) arising out of any claim made by Federal, State or local agencies or departments or private litigants or third parties with respect to violations or alleged violations of Hazardous Waste Laws as defined in Section 6.1.19 hereof or any other environmental or health laws, rules, regulations, orders, or common law, provided that such violations or alieged violations are not caused solely by Tenant, or its agents, invitees or -13-

employees. Landlord shall provide Tenant with all reports and information known to Landlord relating to any Hazardous Materials used or stored on the Premises, the Building, or the Lot and any violation of any Hazardous Waste Laws, as defined in Section 6.1.19 below. ARTICLE VI TENANT'S COVENANTS 6.1 TENANT'S COVENANTS DURING THE TERM Tenant covenants during the Term, and such further time as Tenant occupies any part of the Premises: 6.1.1 Tenant's Payments - To pay when due (a) all Annual Rent and Additional Rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's furniture, fixtures and equipment) regardless of by whomever assessed, (c) all charges by public utilities for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as Additional Rent, all charges of Landlord for services rendered pursuant to Section 5.1.2 hereof. 6.12 Repairs and Yielding Up - Except as otherwise provided in Article VII, and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted, maintain and make such repairs to those systems, fixtures and equipment exclusively servicing the Premises and upon request by Landlord, to provide documentation of such maintenance and repairs within five (5) business days, and at the expiration or termination of this Lease peaceably to yield up the Premises and ali changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items which are removable pursuant to Section 3.1, and any changes and additions, the removal of which is required by agreement or specified therein to be removed at Landlord’s election of which Landlord elects Tenant to remove, and repairing all damage caused by such removal, including patching and filling holes, and restoring the Premises and leaving them clean and neat; any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such -14-

6.1.3 6.1.5 6.1.6 removal and disposition and in making any incidental repairs and replacements to the Premises for use and occupancy during the period after the expiration of the Term; it being agreed that the acceptance of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenant-like and usable condition, considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenant-like repair. Occupancy and Use - To use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit D and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall use reasonable efforts to uniformly enforce such Rules and Regulations, but shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations. Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses. Assignment and Subletting - Tenant shall have the right, subject to the requirement of obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, it bemg understood that in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant, and Tenant shall, as Additional Rent, reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by -15-

Tenant for consent to assignment or subletting in amounts not to exceed One Thousand Dollars ($1,000) with respect to any such assignment or sublease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following the execution of an approved assignment or sublease, shall be joint and several with the assignee). No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance. It is agreed and understood that it shall not be unreasonable for Landlord to withhold its consent to a request to assign this Lease or sublet all or any part of the Premises if: (i) Tenant is in default of any of the terms of this Lease beyond the applicable cure period as provided for under this Lease; (ii) any such sublessee or assignee shall not agree in writing to be bound by all the terms, covenants and conditions of this Lease; (iii) the terms of the proposed assignment or sublease do not prohibit further assignment of the Lease or subletting of all or portion of the Premises without the written consent of Landlord, subject to the terms and conditions hereof; or (iv) in Landlord’s reasonable discretion, the use by the proposed subtenant or assignee would cause excessive demands on the parking areas of the Building or the Lot or would be injurious or detrimental to the character of the Building or the Lot or would be inconsistent with the provisions of any other Lease in the Building or the Lot, or would violate or in any way be inconsistent with any federal, state or local permits for the Building or the Lot. In any such event, a copy of such proposed sublease or assignment and such information as Landlord may reasonably request relative to facts which would bear upon the factors entering into the determination whether Landlord’s approval is to be granted, shall be sent to Landlord prior to the effective date of such sublease or assignment and Tenant shall remain fully liable for full performance of all its obligations under this Lease. In the event of an approved assignment, Landlord may elect to terminate the Lease at a specified date as agreed upon between Landlord and Tenant. In no event, however, shall the foregoing constitute an exclusive list of reasons for which Landlord may withhold consent of any such proposed assignment or subletting by Tenant, provided, however, that Landlord shall not unreasonably withhold or delay its consent with respect to any reasons not herein specified. It is understood that Landlord shall have a period of up to fifteen (15) business days after the submission of all of such information and the proposed sublease and assignment by Tenant to make its determination whether Landlord’s approval is to be granted hereunder, but Landlord’s failure to make such a determination -16-

6.1.7 6.1.8 within fifteen (15) business days shall not constitute a constructive approval of any proposed sublease or assignment. If Landlord should fail to respond and render a determination in connection with any such request from Tenant for any proposed assignment or subletting of the Premises within the timeframe as stated herein, such non-determination shall be deemed to be a denial. Upon any approved assignment or sublease hereunder, Tenant shall remit all rents collected from any subtenant in excess of the rents due hereunder to Landlord, after deducting therefrom Tenant’s reasonable transaction costs, including but not limited to reasonable attorney fees, brokerage commissions, architectural and engineering costs and tenant improvements. Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized, and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises. Indemnity - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant, Tenant’s employees, agents, assignees, sublessees, or invitees, or from any use made or thing done or occurring on the Premises not due to the misconduct or negligence of Landlord, or Landlord’s employees, contractors or agents, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease. Tenant's Liability Insurance - To maintain commercial general liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to $1,000,000 per occurrence and $2,000,000 in the aggregate for both bodily injury and property damage, and, from time to time during the Term, shall -17-

6.1.9 6.1.10 6.1.11 6.1.12 be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, provided however that such higher limits shall not exceed Two Million Dollars ($2,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate, and to furnish Landlord with the certificates therefor annually naming Landlord as additional insured provided further that such insurance shall not be cancelled or terminated without thirty (30) days prior written notice to Landlord. Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates therefor annually provided that such insurance shall not be cancelled or terminated without thirty (30) days prior written notice to Landlord. Landlord's Right of Entry - Upon reasonable written notice to Tenant (which notice shall be waived in the event of an emergency), to permit Landlord and Landlord's agents entry to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like that Landlord has not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Loading ~— Except with Landlord’s prior written consent, not to place a load upon the Premises which exceed the design specifications for the Building; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration or noise eliminators sufficient to eliminate such vibration or noise. Landlord's Costs - In case Landlord shall, without any fauit on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as Additional Rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and, as Additional Rent, also to pay all such costs and fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease. -18-

6.1.13 6.1.14 6.1.15 6.1.16 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, unless caused by or arising out of the negligence or misconduct of Landlord or Landlord’s employees, contractors or agents. Tenant shall maintain replacement cost insurance for Tenant’s Property in the Premises. Labor and Materialmen's Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach within two (2) business days after receipt of written notice of such attachments. Changes or Additions - Not to make any changes or additions to the Premises, including but not limited to any changes to the telephone, conduit and wiring or other systems or services to or within the Premises without Landlord's prior written consent, which consent will not be unreasonably withheld. Holdover - To pay to Landlord one and one half times the total of the Base Rent, together with any Additional Rent then applicable, for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise and also to pay all damages sustained by Landlord on account thereof; provided that the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease. While such holding over continues, Tenant shall be considered a tenant-at- sufferance, and at the option of the Landlord exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of one (1) year at a rate of 150% of the total Fixed Rent and additional rent as set forth herein. Notwithstanding the forgoing, in no event shall the rent payable by Tenant as set forth herein while -19-

6.1.17 such holding over continues, constitute a limit on any damages sustained by Landlord on account thereof. Operations by Tenant - In regard to the use and occupancy of the Premises, Tenant will at its expense: (a) keep the inside and the outside of all glass in the doors and windows of the Premises clean; Landlord, at its option, may require all outside glass, including Tenant signage, be cleaned at the same time through Landlord's contractor in order to establish uniformity of all cleanliness, all costs to be borne by Tenant; (b) keep all exterior store surfaces of the Premises clean; (c) replace promptly at Tenant's expense any cracked or broken glass of the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed; (f) have such garbage, trash, rubbish, and refuse removed on a regular basis not less than three (3) times per week; (g) keep ali mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises or which may cause any damage to the Premises, and maintain all mechanical equipment on a regular basis to ensure proper operation. In regard to the use and occupancy of the Premises, Tenant will not: (1) place or maintain any merchandise, trash, refuse, or other articles in the entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises; (m) use or permit the use of any advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts which is in any manner audible or visible outside the Premises; (0) cause or permit objectionable odors to emanate or to be dispelled from the Premises; (p) solicit business in the common areas or distribute handbills or other advertising matter in the common areas; (q) receive or ship articles of any kind outside the designated loading areas designated on the Complete Plans attached hereto as Exhibit B for the Premises; (r) conduct or permit to be conducted any auction, fire, going out of business, bankruptcy, or other similar type sale in or in connection with the Premises; (s) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building or Park, or use or permit the use of any portion of the Premises for any unlawful purpose or for activity of a type which is determined by the Landlord to be not appropriate for office centers conducted in accordance with good and generally accepted standards of -20-

6.1.18 6.1.19 operations; (t) place a load upon any floor which exceeds the floor load which the floor was designed to carry; (u) operate its heating or air conditioning in such a manner as to draw off or drain heat or air conditioning from the common areas or from the premises of any other tenant or other occupant of the Building or Park; or (v) conduct business in the Premises under any name other than the Tenant’s Trade Names, or its affiliates, provided the affiliates utilize the Premises in the same or similar manner and intent, without Landlord's prior written consent in Landlord's reasonable discretion. Signs and Advertising - Tenant will not place or suffer to be placed or maintained on the exterior of the Premises, Building or Lot, or elsewhere in the Park, or on the roof of the Premises any sign, advertising matter or any other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Premises unless and to the extent set forth in this Section 6.1.18. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter, or other thing as may be permitted hereunder in good condition and repair at all times. Tenant may install an identifying sign on the entrance door to the Premises in keeping with the Landlord’s sign policy and building standards, and applicable municipal regulation and Landlord shall provide and install one (1) identification sign on the park entrance placard monument sign, the cost therefore to be paid by Tenant. Tenant shall not, without the prior written consent of Landlord: (a). paint or place any signs on the Premises, or anywhere on the exterior of the building except in accordance with the foregoing provisions, or (b) place any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, in the Premises or anywhere on or in the Building visible from outside the Premises. Landlord reserves the right to reasonably disapprove of the design or type of signs, curtains, blinds, shades and awnings Tenant proposes to install, provided that such approval shall not be unreasonably withheld. Tenant shall pay the expenses involved in the erection of any sign and obtaining of permits therefor. Tenant warrants that it shall obtain all necessary permits prior to erecting any such signs, and Tenant shall remove said signs upon the termination of this Lease. Hazardous Materials - Tenant shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials onto or in the vicinity of the -21-

Premises. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business (e.g., cleaning supplies and other agents used, stored or disposed of in the operation and maintenance of business machines and equipment in normal office use), and then only after written notice is given to Landlord of the identity of such substances or materials and in all cases in compliance with applicable law (including, without limitation, Hazardous Waste Laws). Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. ¢.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, as amended (collectively, the "Hazardous Waste Laws"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord within twenty (20) days after receipt of demand as additional charges if and only if the following conditions are satisfied: (i) if such requirement applies to the Premises, and (ii) if an independent reputable third party engineer employed by Landlord or persons acting under Landlord conclusively determines that such release has been or is likely to have been caused by Tenant or persons acting under Tenant’s control. IfTenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant's receipt or transmittal thereof. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord from any release of hazardous materials on the Premises or elsewhere in the Building, Lot or Park occurring while Tenant is in possession if caused by Tenant or persons acting under Tenant’s control. Landlord shall indemnify Tenant from any release of Hazardous Materials on the Premises or elsewhere in the ~22.-

Building, Lot or Park occurring while Tenant is in possession if caused by Landlord or persons acting under Landlord’s control. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this paragraph. The within covenants shall survive the expiration or earlier termination of the lease Term. 6.1.20 Overhead Hoists — Landlord warrants that hoists are in good working condition and have been inspected prior to occupancy. Tenant shall have use of existing overhead cranes provided a licensed hoisting operator is on the Premises. Tenant shail be responsible for annual inspections and maintenance of one (1) two ton hoist and one (1) ten ton hoist; sufficient documentation of inspections to be provided to Landlord within 30 days following inspection. To the fullest extent permitted by law, the Tenant shall indemnify and hold harmless Landlord from and against any claims, damages, losses and expenses, for bodily injury, death, or injury to or destruction of tangible property including but not limited to attorney’s fees, arising out of or resulting from use and operation of hoist by Tenant, it’s employees, contractors, guests and invitees. ARTICLE VII CASUALTY AND TAKING 7.1. CASUALTY AND TAKING In case during the Term all or any substantial part of the Premises, the Building, or any one or more of them, are damaged materially by fire, or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election by written notice to Tenant within thirty (30) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall not be less than sixty (60) nor more than ninety (90) days after the date of notice of such termination. Ifin any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or, in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages, and a just proportion of the Annual Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shail have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Rent and Additional Rent shall be abated for i the remainder of the Term and an appropriate adjustment shall be made to the Estimated Operating Expenses and Real Estate Taxes. 7.2 RESERVATION OF AWARD Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, or (ii) relocation expenses recoverable by Tenant from such authority in a separate action, provided that recovery for same does not reduce the amount of the award otherwise payable to Landlord. ARTICLE VIII RIGHTS OF MORTGAGEES 8.1 PRIORITY OF LEASE Landlord shall have the option to subordinate this Lease to any mortgagee or deed of trust of the Lot or Building, or both ("the Mortgaged Premises”), provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Mortgaged Premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions, and conditions, as the holder deems usual or customary. Unless Landlord exercises such option, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance on the Mortgaged Premises. 8.2 LIMITATION ON MORTGAGEE'S LIABILITY Upon entry and taking possession of the Mortgaged Premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, the duty to perform ali Landlords’ obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable -24-

in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Mortgaged Premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord, subject to the provisions of Section 8.3 provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under the provisions of Section 10.5 to the Owner of the equity of the Mortgaged Premises. 8.3. MORTGAGEE'S ELECTION Notwithstanding any other provision to the contrary contained in this Lease, if prior to the substantial completion of Landlord's obligations under Article II, any holder of a first mortgage on the Mortgaged Premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within ninety (90) days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within ninety (90) days after the day on which such holder shall have given its notice as aforesaid. 84 NO PREPAYMENT OR MODIFICATION, ETC No Annual Rent, Additional Rent, or any other charge shall be paid more than ten (10) days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any. 8.5 NO RELEASE OR TERMINATION Except as provided in section 8.7 below, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any -25-

obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Mortgaged Premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist. 8.6 CONTINUING OFFER The covenants and agreements contained in this Lease with respect to the rights, powers, and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII. 8.7 MORTGAGEE'S APPROVAL Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof. Unless Landlord gives Tenant written notice within sixty (60) business days after the date hereof that such holder or issuer, or both, disapprove this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 8.7 shall be of no further force or effect. 8.8 SUBMITTAL OF FINANCIAL STATEMENT At any time and from time to time during the term of this Lease that Tenant does not timely file quarterly and annual financial statements with the Securities and Exchange Commission, Tenant shall supply to Landlord and/or any Mortgagee a current financial statement or such other financial information as may be reasonably required by any such party within thirty (30) days after request therefor by Landlord and/or any Mortgagee. ARTICLE Ix DEFAULT 9.1 EVENTS OF DEFAULT It shall be an “Event of Default” under this Lease, if (1) Tenant fails to pay Annual Rent or Additional Rent for more than seven (7) days, or in any other case Tenant fails to perform its other non-monetary obligations hereunder for more than thirty (30) days, together with such additional time, if any, as is reasonably necessary to cure the default if - 26»

the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or (iii) if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or (iv) if such a petition is filed against Tenant and is not dismissed within sixty (60) days; or (v) if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within ninety (90) days, or (vi) if such leasehold is taken on execution or other process of law in any action against Tenant then, and in any such cases, Landlord and the agents and servants of Landlord, may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice and with or without process of law enter into and upon the Premises or any part thereof or mail a notice of termination addressed to Tenant at the Premises and repossess the same and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or ptior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. After the occurrence of an Event of Default as aforesaid, Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant pending payment to Landlord of all sums due to Landlord from Tenant hereunder. 9.2 TENANT'S OBLIGATIONS AFTER TERMINATION In the event this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants as follows: (a) to pay forthwith to Landlord, as compensation, a lump sum equal to the total rent reserved for the residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Rent and all Additional Rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue, less the net proceeds of any rents obtained by Landlord in reletting the Premises as provided in (b)(ii) below: and (b) to the extent not received in (a) above or to the extent Landlord elects, in its sole discretion, to proceed under this subparagraph (b) rather than subparagraph (a), as an additional cumulative obligation, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under this subclause (b) Tenant shall be credited with (i) any amount paid to Landlord as compensation as provided in subclause (a) of this Section 9.2 (if Landlord elects to proceed pursuant to subclause (a)); and (ii) the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all of Landlord's reasonable expenses DF in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expense of preparing the Premises for such reletting. Landlord agrees to use commercially reasonable efforts to relet the Premises following termination, provided however that Landlord: (x) may relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and; and (y) may make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing subclauses (x) and/or (v), or Landlord’s failure to relet or to collect the rent through reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid; and (z) shall have no duty to relet the Premises to a prospective tenant who is also interested in leasing other space that Landlord (or its affiliate(s)) then has available. So long as at least twelve (12) months of the Term remain unexpired at the time of such termination, in lieu of any other damages of indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Rent and Additional Rent accrued under Article IV in the twelve (12) months ended next prior to such termination plus the amount of Annual Rent and Additional Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 9.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. ARTICLE X MISCELLANEOUS 10.1 TITLES The titles of the Articles are for convenience and are not to be considered in construing this Lease. ~ 28 -

10.2 NOTICE OF LEASE Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in a form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. 10.3. NOTICE FROM ONE PARTY TO THE OTHER No notice, approval, consent requested, or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord at Landlord's Address or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery. 10.4 BIND AND INURE: LIMITATION OF LANDLORD’S LIABILITY The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. No individual, trust, or entity, nor any partner (general or limited), associate, participant, principal (disclosed or undisclosed), agent, employee, trustee, or other fiduciary, beneficiary, officer, or other person or entity in, or of, any partnership, association, joint venture, corporation or other entity, trust, or estate, from time to time holding an interest in Landlord's interest in this Lease, shail be personally liable for any judgment, or for the payment of any monetary obligation to Tenant (it being agreed by Tenant that such exoneration from personal liability is and shall be absolute and complete with no exception whatsoever). 10.5 = NOSURRENDER The delivery of keys to any employees of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises. 10.6 NO WAIVER, ETC. The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore, or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, -29 -

from having all the force and effect of an original violation. The receipt by Landlord of Annual Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver is in writing, signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. 10.7 NO ACCORD AND SATISFACTION No acceptance by Landlord of a lesser sum than the Annual Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. 10.8 CUMULATIVE REMEDIES The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease Landlord shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or a decree compelling specific performance of any such covenants, conditions, or provisions. 10.9 PARTIAL INVALIDITY If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. 10.10 LANDLORD'S RIGHT TO CURE If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then prime rate of interest being charged by a majority of the national banks in Boston), and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this -30-

Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease. 10.11 ESTOPPEL CERTIFICATE Tenant agrees on the Commencement Date, and from time to time thereafter, upon not less than thirty G0) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in substantially the form attached hereto as Exhibit “E”. 10.12 FORCE MAJEURE With respect to any services to be furnished, or obligations to be performed by Landlord to Tenant, Landlord shall never be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war, public health emergency or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or omission of Tenant, Tenant's invitees, customers, servants, agents, employees, licensees, or any person claiming by, through, or under Tenant (collectively “Events of Force Majeure”). 10.13 BROKERAGE Tenant represents and warrants that it has dealt with no brokers in connection with this transaction other than those listed in Section 1.1, and agrees to defend, indemnify, and save Landlord harmless from and against any and all claims for a commission arising out of this Lease made by anyone on behalf of Tenant other than those listed in Section 1.1. 10.14 CONFIDENTIALITY This Lease document is a confidential document by and between Landlord and Tenant, and Tenant agrees that this Lease shall not be disclosed, copied, distributed or circulated to any person(s) other than to such parties and their respective mortgagees, prospective or actual successors or assigns, their legal counsel or their accountants, or as required by law, without prior written consent of Landlord and Tenant, which consent shall not be unreasonably withheld or delayed, provided, however, that Tenant shall be permitted to file a copy of this Lease as an exhibit to its filings with the Securities and Exchange Commission if Tenant is required by applicable law or regulations to do so. 10.15 INDEPENDENT COVENANTS Each provision of this Lease constitutes an independent covenant, enforceable separately from each other covenant hereof. To the extent any provision hereof or any «3h -

application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Tenant acknowledges and agrees that Tenant’s obligation to pay Annual Rent, Operating Expenses and Real Estate Taxes, Additional Rent, and other charges is independent of any and all obligations of Landlord hereunder other than Tenant’s rights to the use and possession of the Premises and appurtenant rights including any common areas and the parking spaces identified herein as contemplated by this Lease, and that Tenant’s sole remedy for any alleged breach by Landlord of its obligations hereunder other than its right to the use and possession of the Premises and appurtenant rights as contemplated by this Lease shall be to commence a judicial proceeding against Landlord seeking specific performance and/or damages, and not to deduct or set off Annual Rent, Operating Expenses and Real Estate Taxes, Additional Rent, or other charges or to terminate this Lease. 10.16 ENTIRE AGREEMENT This Lease contains the entire agreement between the parties as to the Premises, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing signed by both parties. 10.17 ARBITRATION This Lease shall be governed by and construed and enforced in accordance with the laws of Commonwealth of Massachusetts. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association, located in Boston, in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The foregoing, however, shall not preclude the parties from applying for any preliminary relief such as attachments, trustee process or restraining orders in a court of law. ARTICLE XI SECURITY DEPOSIT Landlord acknowledges receipt from Tenant of the Security Deposit to be held by Landlord, as security without interest, for and during the Term, which deposit shall be returned to Tenant, at the termination of this Lease, provided there exists no continuing breach of any undertaking of Tenant, Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to cure any continuing Event of Default, including any uncured default in connection with any arrearages of Rent, costs incurred by Landlord to repair damages to the Premises caused by Tenant, its agents or employees upon termination of this Lease, other than reasonable wear and tear. Following any such application of the Security Deposit, Tenant shall, within ten (10) business days after receipt of written demand, restore the cash security to the then applicable full amount. Tenant shall not have the right to call upon Landlord to apply all ~32-

or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee with respect to the application or return of the Security Deposit. It is further understood that this provision shall also apply to subsequent grantees and transferees. EXECUTED as a sealed instrument, in two (2) or more counterparts, on the day and year set forth below. TENANT: LANDLORD: TECOGEN INC. ALIBRANDI REALTY ASSOCIATES, LLC By: ww By: Name: Abinand Rangesh Name: Title: CEO Title: Managing Member Date: March 31, 2023 Date: March , 2023 -33-

EXHIBIT "A" LEASEHOLD IMPROVEMENTS Leasehold Improvements shall begin in January 2024 and Landlord and Tenant shall use commercially reasonable efforts to complete all Leasehold Improvements in a timely manner. Improvements completed by Landlord at Landlord’s sole cost and expense: -Provide matching new carpeting throughout first floor office area. -New paint in 1* floor office area, storage area and warehouse and manufacturing area, -Grind epoxy in warehouse and manufacturing area and apply new concrete sealant. -Provide additional LED lighting fixtures throughout rear high bay warehouse and manufacturing area. -Paint walls in manufacturing area. -Stripe parking lot area adjacent to Building 1 as mutually agreeable to both Landlord and Tenant. Improvements completed by Tenant at Tenant’s sole cost and expense: Tenant may select and contract directly for design and construction for Tenant Improvements. Vendor selection would be subject to Landlord’s approval, which will not be unreasonably conditioned, withheld, or delayed. Tenant Improvements will be subject to Landlord’s prior written approval, which wil! not be unreasonably conditioned, withheld, or delayed. Landlord will provide review of plans and coordination of building services for no fee. Tenant shall provide project management services by a party reasonably acceptable to Landlord. Landlord may charge reasonable oversight fees or supervisory fees during the Tenant Improvement construction period if the Tenant Improvements require significant oversight or supervision by Landlord, provided that such fees shall not exceed two and one half percent (2.5%) of the overall hard construction costs for the Tenant Improvement costs requiring such supervision or oversight. Tenant, at Tenant’s sole cost and expense, shall install a scissor lift, or like kind device, proximate to the loading area for Building 1 in a mutually agreeable location. Prior to expiration of final Lease Term, Tenant, at its sole cost and expense, and upon Landlord’s request, shall restore the Premises to its original condition, reasonable wear and tear excepted. -34-

EXHIBIT "B" COMPLETE PLANS To be provided by April 1, 2023 -35-

EXHIBIT "C" BUILDING SERVICES (All of which Landlord shall be reimbursed for in accordance with Sections 4.2 and 4.3 of the Lease.) I. HEATING, VENTILATING AND AIR CONDITIONING 1. Tenant shall have the right to use the existing HVAC system, which Landlord shall warrant is in good mechanical working order. Tenant is required to perform standard Preventative Maintenance functions on the HVAC equipment dedicated to the space servicing its Premises, no less than two (2) times per year. For the purposes of competitive pricing and quality of service, Landlord has entered into a contract for preventative maintenance for all HVAC units in the business park. As provided in Section 1.1, Tenant shall pay the pro rata portion of the Annual Preventative Maintenance contract specific to equipment in Tenant’s leased Premises. Tenant responsibilities also include emergency repairs. Should Landlord's inspection reveal that any equipment has not been properly maintained, Landlord reserves the right to repair and maintain said equipment at Tenant's expense. Il. WATER l. Landlord is responsible for providing water up to, but not including Tenant's water meter. Ill. ELECTRICITY 1. Tenant shall pay for all electricity consumed in Tenant's space. The consumption shall be measured by a separate meter to be installed in Tenant's name, and Tenant shall pay for such consumption directly to the electrical utility company. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electrical system, Tenant’s proposed electrical design, and any further modifications by Tenant not identified in the electrical design plan that require voltage in excess of 120 volts shall be subject to Landlord’s prior review and approval, which shall not be unreasonably withheld or delayed. IV. TRASH REMOVAL 1. Tenant shall contract directly for its trash removal unless Landlord, at its sole option, installs a compactor/receptacle common to more than one tenant. Removal contracts, common to Tenants, shall be an Operating -36-

Expense. (Expense allocation may be disproportionate, depending on usage.) 2. Abnormal waste removal such as packing crates, wood, skids, furniture, demolition materials, computer paper, etc., shall, in all instances, be Tenant's responsibility. Vv. GLASS REPLACEMENT 1. Tenant is responsible for maintenance, and replacement if needed, of all glass in the Premises. Replacement glass must be in accordance with Landlord specifications. VI. EXTERIOR AND COMMON AREA MAINTENANCE l. Landlord shall maintain the Lot and Common Areas of the Building which include the following: * % * Snow removal on drives, lots, and the exterior walkways. Sanding of drives, lots, and the exterior walkways. Maintenance and repair of Building structure and exterior (excluding glass) (see Item V. Glass Replacement). Maintenance and repair of parking lots. Maintenance and repair of detention or site drainage facilities. Maintenance and repair of fire or sprinkler mains, fire hydrant(s) and central fire alarm system. Maintenance and repair of common area electrical equipment, including parking lot lighting. Maintenance and repair of roof. Maintenance of all landscaping, including fertilization, mowing, and any replacement of flowers, shrubs or lawn. Maintenance and repair of lawn irrigation system. The above services shall include all workmen's compensation, fringe benefits, insurance premiums and payroll taxes paid by the Landlord on behalf of services provided. ~37~

EXHIBIT "D" RULES AND REGULATIONS The entrance, lobbies, passages, corridors, elevators, stairways, driveways and parking lots shall not be obstructed by Tenant, Tenant's agents, servants, employees, licensees, and visitors, nor be used by them for any purpose other than for ingress and egress, to and from the premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. No curtains, blinds, shades, screens, or signs, other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the premises, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. No additional locks or bolts of any kind shall be placed upon the exterior doors or windows by Tenant, nor, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) shall any changes be made to existing locks {or the mechanism thereof) serving exterior doors. Canvassing, soliciting, and peddling in the building or on the lot are prohibited, and Tenant shall cooperate to prevent the same. The use of parking spaces, other than those specifically assigned to the Tenant, shall be prohibited. Vehicles shall be removed from the parking area and relocated during the process of snowplowing, sanding, sweeping, or other maintenance operations. Vehicles such as campers, storage trailers, mobile homes, recreational vehicle trailers shall not be left on the premises or occupied for any purposes while on the premises. No signs, placards, balloons, lighting systems, or other forms of advertising, or promotional systems, shall be employed or installed on the premises, without expressed consent, in writing, by the Landlord. The use of the Premises, the Building, or the Lot shall not be utilized for sporting events, outings, picnics, parties or gatherings, or any functions that interfere with the normal use and operations of the other tenants in the Building and on the Premises without Landlord’s prior approval. Tenant will closely monitor its trash removal procedures to make sure that employees place all trash inside the assigned or rented compactor/dumpster. Under no circumstances is any trash to be left on the ground and if dropped, Tenant will immediately clean up the spillage and place it inside the receptacle. - 38 -

9, No animals, with the exception of “assistance animals” (e.g., seeing eye dogs), shall be brought into the Building by Tenant, Tenant’s agents, servants, employees, invitees, subtenants and assigns. -39-

EXHIBIT "E" ESTOPPEL CERTIFICATE THIS CERTIFICATE is made to with respect to a Lease between as “Landlord”, and the undersigned, as “Tenant”, covering a building located in , such lease being dated , as amended by (list all amendments) [collectively the “Lease”]: The undersigned has been advised that (the “Bank”), is about to enter into a transaction whereby the Bank is making a loan secured by the aforesaid real estate and the Lease to the undersigned, and under which the Bank may acquire an ownership interest in such real estate. In connection with this transaction, the Landlord has agreed to provide a collateral assignment of its interests under the Lease to the Bank. The undersigned acknowledges that the Bank is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above. The undersigned, for the benefit of the Bank, its successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that: 1. The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the undersigned is the holder of the Tenant’s interest under the Lease. 2. The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon; and the Premises are completed as required by the Lease. 3. The undersigned has no claims or offsets with respect to any of its obligations as Tenant under the Lease, and neither the undersigned nor the Landlord is claimed to be in default under the Lease. a, The amount of Annual Base Rent is $ 5. The undersigned’s security deposit is $20,700.00. 6. The undersigned has not paid any rental or installments thereof in advance of the due date as set forth in the Lease. 7. The undersigned has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord’s interest thereunder or of the Tenant’s interest thereunder. - 40 -

The Term of the Lease commenced on and is presently scheduled to expire on . If there are any rights of extension or renewal under the terms of the Lease, the same have not, as of the date of this letter, been exercised, 9, Until such time as the Bank shall become the Landlord, if the undersigned should assert a claim that the Landlord has failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, notice thereof shall promptly be furnished to the Bank; and the undersigned agrees that the undersigned will not exercise any rights which the undersigned might otherwise have on account of any such failure until notice thereof has been given to the Bank, and the Bank has had the same opportunity to cure any such failure as the Landlord may have under the terms of the Lease. 10. Each of the statements set forth in Paragraphs 1 through 9 are true, accurate and complete except as follows (state specifically any exception): DATED: ATTEST: TECOGEN INC. By: Name: Title: -A4]-

EXHIBIT "EF" ADDITIONAL PROVISIONS RESTORATION OF PREMISES Prior to expiration or earlier termination of Lease, Tenant shall restore the Premises at Tenant’s sole expense to the same condition as existed at the Commencement Date unless accepted by Landlord in writing prior to restoration work, ordinary wear and tear excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation unless accepted by Landlord in writing. Tenant shall also repair any damage caused by removal of Tenant’s equipment or machinery. Notwithstanding the foregoing, Tenant shall be required to comply with the following Tenant Improvements upon termination or expiration of the Lease as specified below: ° All HVAC not specific to Tenant’s operation, tel/data and fire protection to remain as installed/modified. All electrical receptacles and lights to remain as installed/modified. ° All electrical wiring and conduit for motors installed by Tenant to be disconnected at the nearest interrupting device. ° Aesthetically pleasing patches on exterior facade for all wall penetrations require Landlord approval for acceptance of restoration. ° Roof patches, without compromising the roof warranty, shall be accepted. ° Compressed air lines shall remain. ° Any anchors installed in the concrete slabs shall be ground flush. -42-

EXHIBIT “G” OPTION TO EXTEND Provided Tenant is not then in default beyond all applicable cure periods as provided for under this Lease at the time such right is exercised, Tenant shall have two (2) options to extend the Term of this Lease for a period of five (5) years, commencing at the expiration of the initial Term. Such option to extend is to be exercised by Tenant notifying Landlord in writing thereof, no earlier than fifteen (15) months before, and no later than nine (9) months prior to the end of the initial Term. Time is of the essence with respect to such exercise, and failure to exercise precisely by such date shall render this option null and void. The exercise of such option shall automatically extend the Term of this Lease, except that: (1) there shall be no additional option to extend after the termination of this option; (ii) the Base Rent payable by Tenant during first extended term shall be as follows: 1/1/29 — 12/31/29 $13.25RSF $190,959 Annually $15,913.25 Monthly 1/1/30 — 12/31/20 $13.50RSF $194,562 Annually $16,213.50 Monthly 1/1/31 —12/31/31 $13.75RSF $198,165 Annually $16,513.75 Monthly 1/1/32 — 12/31/32 $14.00 RSF $201,768 Annually $16,814.00 Monthly 1/1/33 — 12/31/33 $14.25 RSF $205,371 Annually $17,114.25 Monthly (iii) the applicable Base Rent payable by Tenant during second extended Term shall be at the then Fair Market Rent as defined herein. “Fair Market Rent” shall mean the then fair market rental value for comparable first-class office space in comparable first-class office buildings located in the Town of Billerica, Massachusetts, determined in accordance with the following provisions, The Fair Market Rent for the Premises shall be determined as follows: (a) The Fair Market Rent shall be proposed by Landlord within forty-five (45) days of receipt of Tenant’s notice that it intends to exercise its option to extend the Term (the “Landlord’s Proposed Fair Market Rent”). The Landlord’s Proposed Fair Market Rent shall be the Fair Market Rent unless Tenant notifies Landlord, within thirty (30) days of Tenant’s receipt of Landlord’s Proposed Fair Market Rent that Landlord’s Proposed Fair Market Rent is not satisfactory to Tenant (such notice being referred to as “Tenant’s Rejection Notice”). Fair Market Rent shall be determined by written agreement of Landlord and Tenant, in the following manner. Landlord and Tenant shall each identify a real estate broker to provide a written assessment regarding the Fair Market Rent for the Premises for the second renewal Term. If the lower assessment is more than eighty five percent (85%) of the higher assessment, the Fair Market Rent shall be the average of the assessments. If the lower assessment is not more than eighty five percent (85%) of the higher assessment the - 43 -

brokers shall identify a third broker who will select one of the two brokers’ assessments as the most appropriate assessment and such assessment will be deemed to be the Fair Market Rent for the Premises for the renewal term. Notwithstanding the foregoing, in no event shall the Base Rent and additional rent payable by Tenant for the extended Term be less than the Base Rent plus any operating cost escalation payable by Tenant for the last year of the then initial Term. -44-